UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 8, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On October 3, 2008 the Company announced that it was in advanced discussions to acquire a Uranium Mining & Exploration Company which if successful, would constitute a Reverse Merger.

The Company insisted that the Board of Directors of the Uranium Mining & Exploration Company replace the incumbent Board of Directors of the Company; this being not negotiable.

Alan Santini, the CEO of the Company agreed to remain as a Non Executive Director of the Company should this Reverse Merger be completed and for the sole purpose of ensuring that the Extraordinary Stock Dividends be paid to stockholders; upon completion of those stock dividend payments; Alan Santini will resign from this Company's Board of Directors.

Alan Santini will be resigning as this Company's CEO on October 31, 2008 as previously announced but will remain as a Non Executive Director of the Company for the sole purpose of ensuring that the Extraordinary Stock Dividends be paid to stockholders. Alan Santini will cease to deal with any other day to day affairs of the Company on October 31, 2008. Alan Santini will resign from this Company's Board of Directors upon the completion of these stock dividend payments.

The Board of Directors of the Uranium Mining & Exploration Company are at this time reluctant to join the Board of Directors of the Company due to unprovoked and personal attacks on your Company and its Board of Directors, by third parties, as they view this as a major risk to their reputations as they perceive that these personal attacks will not cease whatsoever. In light of their existing standpoint, the Company has given them until the close of business on Monday October 13, 2008 to make a decision; failing which the Company will terminate these discussions with that Uranium Mining & Exploration Company at that time.

The Company remains an attractive Reverse Merger candidate from a financial standpoint given its not unsubstantial asset base even after the payments of the Extraordinary Stock Dividend. The Company has received other offers in respect of Reverse Mergers and will commence discussions with those parties should the Reverse Merger with the Uranium Mining & Exploration Company not materialize within our stated timeframe.

The Company cautions stockholders that there is every likelihood that this Company may not be in a position to effect any Reverse Mergers whatsoever, for a considerable period of time, or not at all, due to unprovoked and personal attacks on your Company and its Board of Directors by third parties and it is now extremely likely that any or all Directors of Reverse Merger candidates may well view this as a major risk to their reputations as many perceive that these personal attacks will not cease whatsoever. The Company is now in a position whereby it has to state that the damage done to your Company by these attacks is very possibly beyond any repair and may well result in the Company ceasing to operate in the future.

The Company places on record that a certain very long standing and extremely substantial supporter and financier to the Company has been subjected to personal attacks of such a serious and libelous nature due to his involvement in the Company; that has now resulted in his refusal to support the Company whatsoever. This is extremely damaging to your Company as the loss of his support has placed your Company in a position whereby it cannot operate without his assistance. The Company is in ongoing discussions in attempts to secure his goodwill and support but is no position to guarantee that that they will be successful in their endeavors. This individual has now limited his involvement to the Company to that as a Lender and will only advance sums on money to the Company provided he is immediately settled in full and through the transfer of shares of Hunt Gold Corporation (HGLC.PK) Common Stock held by the Company, to himself and at a price that he considers to be appropriate.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: October 8, 2008	By:	/s/ Alan Santini
Alan Santini
Chief Executive Officer

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